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                                                                    Exhibit 10.8

                             CONTRIBUTION AGREEMENT

                                 BY AND BETWEEN

                        PORTSMOUTH HOTEL DEVELOPERS, LLC,
                      a Georgia limited liability company,

                               as the Contributor

                                       AND

                           HIGHLAND HOSPITALITY, L.P.,
                         a Delaware limited partnership,

                                 as the Acquirer

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I The Contribution................................................... 1
   1.1  Contribution of Contributed Assets................................... 1
   1.2  Consideration........................................................ 1
   1.3  Deposit.............................................................. 2
   1.4  Redemption Rights for Units.......................................... 3
   1.5  Tax Consequences to Contributor...................................... 3

ARTICLE II Representations and Covenants..................................... 3
   2.1  Representations by Acquirer.......................................... 3
   2.2  Representations by Contributor....................................... 5
   2.3  Satisfaction of Conditions........................................... 8
   2.4  Contributor's Indemnity.............................................. 8
   2.5  Acquirer's Indemnity................................................. 8
   2.6  Consent to Transfers................................................. 8

ARTICLE III Conditions Precedent to the Closing.............................. 9
   3.1  Conditions to Acquirer's Obligations................................. 9
   3.2  Conditions to Contributor's Obligations.............................. 9

ARTICLE IV Closing and Closing Documents.................................... 10
   4.1  Closing............................................................. 10
   4.2  Contributor's Deliveries............................................ 10
   4.3  Acquirer's Deliveries............................................... 11
   4.4  Fees and Expenses; Closing Costs.................................... 11
   4.5  Default Remedies.................................................... 11

ARTICLE V Miscellaneous..................................................... 12
   5.1  Notices............................................................. 12
   5.2  Entire Agreement; Modifications and Waivers; Cumulative Remedies.... 13
   5.3  Exhibits............................................................ 13
   5.4  Successors and Assigns.............................................. 13
   5.5  Article Headings.................................................... 13
   5.6  Governing Law....................................................... 13
   5.7  Counterparts........................................................ 13
   5.8  Survival............................................................ 13
   5.9  Further Acts........................................................ 14
   5.10  Severability....................................................... 14
   5.11  Attorneys' Fees.................................................... 14
   5.12  Confidentiality.................................................... 14

   EXHIBITS
   A   Assignment
   B   Partnership Agreement

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                             CONTRIBUTION AGREEMENT

     THIS CONTRIBUTION AGREEMENT (this "Agreement") is made as of the 6th day of August, 2003 by and between PORTSMOUTH HOTEL DEVELOPERS, LLC, a Georgia limited liability company (the "Contributor"); and HIGHLAND HOSPITALITY, L.P., a Delaware limited partnership (the "Acquirer").

                                    RECITALS

     A. Portsmouth Hotel Associates, LLC, a Delaware limited liability company (the "Company") is the owner of the leasehold interest in the 250-room hotel and adjacent conference center known as the Renaissance Portsmouth Hotel and Conference Center located in the City of Portsmouth, Virginia (the "Project").

     B. The Contributor is the record and beneficial owner of 33.33% of the membership interests in the Company (the "Contributed Assets"). CCC Chesapeake LLC (the "Barcelo Crestline Member") is the owner of 66.67% of the membership interests in the Company. The Contributor desires to contribute the Contributed Assets to the Acquirer, and the Acquirer desires to acquire the Contributed Assets from the Contributor, on the terms and conditions hereinafter set forth.

                                    AGREEMENT

     NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                THE CONTRIBUTION

     1.1 Contribution of Contributed Assets. The Contributor agrees to contribute and transfer the Contributed Assets to the Acquirer, and the Acquirer agrees to accept transfer of the Contributed Assets pursuant to the terms and conditions set forth in this Agreement. The Contributed Assets shall be transferred to the Acquirer free and clear of all liens, encumbrances, security interests, prior assignments or conveyances, conditions, restrictions, claims, and other matters affecting title thereto.

     1.2 Consideration. The total consideration (the "Consideration") for which the Contributor agrees to contribute and assign the Contributed Assets to the Acquirer, and which the Acquirer agrees to pay or deliver to the Contributor, subject to the terms of this Agreement, shall be the issuance to the Contributor of a number of units of limited partnership interests in the Acquirer ("Units") equal to (a) the excess of (i) One Million Seven Hundred Fifty Thousand Dollars ($1,750,000), which amount includes thirty-three and thirty-three hundredths percent (33.33%) of the "Purchased Working Capital" (as defined below), over
(ii) the "Initial Deposit" (as defined below), divided by (b) the price (net of the underwriting discount) at which the

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common shares (the "Common Shares") of Highland Hospitality Corporation, a
Maryland corporation (the "REIT"), are offered to (X) the public in the underwritten initial public offering of the Common Shares, or (Y) Qualified Institutional Buyers in a private placement of the Common Shares under Rule 144A of the Securities Act of 1933, as amended, either of which offering shall result in gross offering proceeds of not less than Two Hundred Fifty Million Dollars ($250,000,000) (either of which offering shall hereinafter be referred to as the "IPO") before any discounts or fees paid to underwriters or placement agents. On the Closing Date (as defined below), the Units shall be distributed to the Contributor. At such time, the Acquirer shall issue to the Contributor certificates reflecting the Contributor's ownership of Units. In no event shall the number of Units issued to the Contributor be less than 33.33% of the aggregate of all Units issued to members of the Company. Any certificates evidencing the Units will bear appropriate legends indicating (i) that the Units have not been registered under the Securities Act of 1933, as amended ("Securities Act"), and (ii) that the Acquirer's amended and restated agreement of limited partnership (the "Partnership Agreement") will restrict the transfer of the Units. Upon receipt of the Units, the Contributor shall become a limited partner of the Acquirer and shall execute the Acquirer's Partnership Agreement. Notwithstanding the provisions of Section 8.04(c) of the Partnership Agreement, the Acquirer agrees that the restriction set forth in Section 8.04(c) of the Partnership Agreement shall not apply to the Contributor's redemption of its Units and the Acquirer agrees that if a redemption of the Contributor's Units would trigger any of the provisions of subparts (i)-(v) of Section 8.04(c) of the Partnership Agreement, the Acquirer will acquire the Units for cash. The Contributor acknowledges and agrees that once Closing occurs, the Contributor shall no longer be a member of the Company, shall no longer be entitled to receive any distributions from the Company, and shall have no further right, title or interest in the Company. The term "Purchased Working Capital" shall mean the agreed upon sum of Two Hundred Fifty Thousand Dollars ($250,000), which amount represents the Company's good faith estimate of the Company's current assets shown on the hotel balance sheet (exclusive of any FF&E Reserves) less the Company's current liabilities shown on the hotel balance sheet at the close of business on the Closing Date. The Contributor shall be permitted an opportunity to review the books and records of the Company prior to the Closing Date (and for sixty (60) days thereafter) to verify the calculation of Purchased Working Capital and all other working capital as of the Closing Date. Within such sixty (60) day period, the parties hereto agree to calculate actual working capital as of the Closing Date (including any amounts in any escrow or reserve accounts as of the Closing Date). In the event that actual working capital at Closing is more or less than Two Hundred Fifty Thousand Dollars ($250,000), then the Contributor shall pay to the Acquirer 33.33% of the amount by which actual working capital as of the Closing Date is less than $250,000, and the Acquirer will pay to the Contributor 33.33% of the amount by which actual working capital as of the Closing Date exceeds $250,000. The Contributor and the Barcelo Crestline Member (by its execution hereof) hereby acknowledge and agree any such adjustments shall be paid in cash to the party entitled thereto, and such adjustments shall be deemed final.

     1.3 Deposit. Within five (5) business days after the full execution of this Agreement, the Acquirer shall pay to the Contributor the sum of Twenty-Five Thousand Dollars ($25,000) (the "Initial Deposit") as consideration for the Contributor entering into this Agreement. In the event that the Closing has not occurred prior to 5:00 p.m. on the last business day of December, 2003, January, 2004 or February, 2004 the Acquirer shall pay to the Contributor an additional sum of Twenty-Five Thousand Dollars ($25,000) within ten (10) days after the last day of each

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such month (each such payment is referred to herein as an "Extension Payment").
The Initial Deposit and each such Extension Payment shall be deemed earned and non-refundable immediately upon payment of the Initial Deposit and immediately upon the Extension Payment becoming payable to the Contributor (except if the Contributor defaults hereunder, in which event the Initial Deposit and each Extension Payment shall be promptly refunded to the Acquirer).

     1.4 Redemption Rights for Units. Each Unit shall be redeemable at the option of the holder, in accordance with, but subject to the restrictions contained in, the Partnership Agreement; provided, however, that such redemption option may not be exercised prior to the first anniversary of the Closing Date.

     1.5 Tax Consequences to Contributor. Notwithstanding anything to the contrary contained in this Agreement, including without limitation the use of words and phrases such as "sell," "sale," purchase," and "pay," the parties hereto acknowledge and agree that it is their intent that the transaction contemplated hereby shall be treated for federal income tax purposes pursuant to
Section 721 of the Internal Revenue Code of 1986, as amended (the "Code"), as the contribution of the Contributed Assets by the Contributor to the Acquirer, in exchange for the Units, the Initial Deposit, any Extension Payments, and any payments made by Acquirer pursuant to Section 1.2 or Section 4.4, and not as a transaction in which the Contributor is acting other than in its capacity as a prospective partner in the Acquirer. If the Acquirer sells the Project within twelve (12) months following the Closing, the Acquirer shall pay to the Contributor a tax indemnity amount equal to the difference between (a) the federal income tax liability associated with any gain from the sale of the Project that is allocated by the Acquirer to the Contributor or its owners under
Section 704(c) of the Code (the "Section 704(c) Gain") and (b) the present value (calculated as of the April 15th immediately following the calendar year in which the sale of the Project occurs and using a 15% discount rate) of the same dollar amount of federal income tax liability assuming such liability were not due until the April 15th immediately following the calendar year in which the first anniversary of the Closing falls. For purposes of computing the federal income tax liability associated with Section 704(c) Gain, it will be assumed that any capital gain that is subject to federal income tax at a maximum rate of either 15% or 25% is actually subject to federal income tax at such maximum rate.

                                   ARTICLE II

                          REPRESENTATIONS AND COVENANTS

     2.1 Representations by Acquirer. The Acquirer hereby represents and warrants unto the Contributor that the following statements are true, correct, and complete as of the date of this Agreement and will be true, correct, and complete as of the Closing Date:

          (a) Organization and Power. The Acquirer is duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full right, power, and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and, the execution and delivery of this Agreement and the performance by the Acquirer of its obligations hereunder have been duly authorized by all requisite action of the Acquirer and require no further action or approval of the Acquirer's partners or of any other

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individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of the Acquirer.

          (b) Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by the Acquirer has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under any existing certificate of limited partnership, partnership agreement, mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to the Acquirer.

          (c) Litigation. There is no action, suit, or proceeding, pending or known to be threatened, against or affecting the Acquirer in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which (i) in any manner raises any question affecting the validity or enforceability of this Agreement, (ii) could materially and adversely affect the business, financial position, or results of operations of the Acquirer, (iii) could materially and adversely affect the ability of the Acquirer to perform its obligations hereunder, or under any document to be delivered pursuant hereto.

          (d) Units Validly Issued. The Units, when issued, will have been duly and validly authorized and issued, free of any preemptive or similar rights, and will be fully paid and nonassessable, without any obligation to restore capital except as required by the Delaware Revised Uniform Limited Partnership Act (the "Limited Partnership Act"). The Contributor shall be admitted as a limited partner of the Acquirer as of the Closing Date and shall be entitled to all of the rights and protections of a limited partner under the Limited Partnership Act and the provisions of the Partnership Agreement, with the same rights, preferences, and privileges as all other limited partners on a pari passu basis. For purposes of allocating items of income, gain, loss and deduction with respect to the Project and/or the Contributed Assets in the manner required by
Section 704(c) of the Code, the Acquirer shall employ, and shall cause any entity controlled by the Acquirer which holds title to the Project or the Contributed Assets to employ, the "traditional method" (without curative allocations) as set forth in Treasury Regulation section 1.704-3(b)(1).

          (e) Consents. Except as may otherwise be set forth in Section 3.1(d) hereof, each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by the Acquirer has been obtained or will be obtained on or before the Closing Date.

          (f) Brokerage Commission. The Acquirer has not engaged the services of any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transactions described herein on account of any action by the Acquirer. The Acquirer hereby agrees to indemnify and hold the Contributor and its employees, directors, members, partners, affiliates and agents harmless against any claims, liabilities, damages or expenses arising out of a breach of the foregoing. This indemnification shall survive Closing or any termination of this Agreement.

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     2.2 Representations by Contributor. The Contributor hereby represents and warrants unto the Acquirer that each and every one of the following statements is true, correct, and complete as of the date of this Agreement and will be true, correct, and complete as of the Closing Date:

          (a) Organization and Power. The Contributor is duly organized, validly existing, and in good standing as a limited liability company under the laws of the State of Georgia. The Contributor has full right, power, and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and the execution and delivery of this Agreement and the performance by the Contributor of its obligations hereunder have been duly authorized by all requisite action of Contributor and require no further action or approval of Contributor's members or managers or of any other individuals or entities (other than the Barcelo Crestline Member pursuant to the Operating Agreement defined below) in order to constitute this Agreement as a binding and enforceable obligation of the Contributor.

          (b) Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by the Contributor has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under any limited liability company agreement, regulations, mortgage indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to Contributor or to the Contributed Assets.

          (c) Litigation. There is no action, suit, or proceeding, pending or known to be threatened, against or affecting the Contributor in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which (A) in any manner raises any question affecting the validity or enforceability of this Agreement, (B) could materially and adversely affect the business, financial position, or results of operations of the Contributor, (C) could materially and adversely affect the ability of the Contributor to perform its obligations hereunder, or under any document to be delivered pursuant hereto, (D) could create a lien on the Contributed Assets, any part thereof, or any interest therein, or (E) could adversely affect the Contributed Assets, any part thereof, or any interest therein.

          (d) Good Title. (A) The Contributor is the sole owner of the Contributed Assets, (B) the Contributor has good title to the Contributed Assets, (C) the Contributed Assets are free and clear of all liens, encumbrances, pledges, and security interests whatsoever, and (D) the Contributor has not granted any other person or entity an option to purchase or a right of first refusal upon the Contributed Assets nor are there any agreements or understandings between Contributor and any other person or entity with respect to the disposition of the Contributed Assets.

          (e) No Consents. Except as may otherwise be set forth in Section 3.1(d) hereof, each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by the Contributor has been obtained or will be obtained on or before the Closing Date.

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          (f) Operation of Contributed Assets. Between the date hereof and the
Closing Date, the Contributor will (A) operate its business only in the usual, regular, and ordinary manner consistent with such entity's prior practice and
(B) maintain its books of account and records in the usual, regular, and ordinary manner, in accordance with sound accounting principles applied on a basis consistent with the basis used in keeping its books in prior years. Except as otherwise permitted hereby, from the date hereof until the Closing Date, the Contributor shall not take any action or fail to take any action the result of which would (1) have a material adverse effect on the Contributed Assets, the Project, or the Acquirer's ability to continue the operation thereof after the Closing Date in substantially the same manner as presently conducted or (2) would cause any of the representations and warranties contained in this Section
2.2 to be untrue as of the Closing Date.

          (h) Operating Agreement. The Limited Liability Company Agreement of the Company, dated as of February 23, 1999 (the "Operating Agreement") is in force and effect as of the date hereof, and has not been modified or amended. The Contributor has performed all of its obligations under the Operating Agreement.

          (i) Securities Law Matters. (A) In acquiring the Units and engaging in this transaction, neither the Contributor nor any member thereof is relying upon any representations made to it by the Acquirer, or any of its partners, officers, employees, or agents that are not contained herein. The Contributor is aware of the risks involved in investing in the Units and in the Common Shares issuable upon redemption of such Units. The Contributor has had an opportunity to ask questions of, and to receive answers from, the Acquirer and the REIT or a person or persons authorized to act on their behalf, concerning the terms and conditions of this investment and the financial condition, affairs, and business of the Acquirer and the REIT. The Contributor confirms that all documents, records, and information pertaining to its investment in the Acquirer that have been requested by it, including a complete copy of the form of the Partnership Agreement, have been made available or delivered to it prior to the date hereof. The Contributor represents and warrants that it has reviewed and approved the form of the Partnership Agreement attached hereto as Exhibit B.

               (B) The Contributor and each member thereof understands that neither the Units nor the Common Shares issuable upon redemption of the Units have been registered under the Securities Act or any state securities acts and are instead being offered and sold in reliance on an exemption from such registration requirements. The Units issuable to the Contributor are being acquired solely for its own account, for investment, and are not being acquired with a view to, or for resale in connection with, any distribution, subdivision, or fractionalization thereof, in violation of such laws, and the Contributor does not have any present intention to enter into any contract, undertaking, agreement, or arrangement with respect to any such resale; provided, however, that, at or following Closing, the Contributor may distribute the Units to its members that (1) have represented and warranted to the Acquirer in writing that, as of the time of such distribution, such member is an accredited investor as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended, and (2) have executed the Partnership Agreement as limited partners. The Contributor understands that any certificates evidencing the Units will contain appropriate legends reflecting the requirement that the Units not be resold by the Contributor without registration under such laws or the availability of an

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exemption from such registration and that the Partnership Agreement will restrict transfer of the Units.

          (j) Accredited Investors. The Contributor is an accredited investor as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended.

          (k) Tax Matters. (A) The Contributor has filed within the time and in the manner prescribed by law all federal, state, and local tax returns and reports, including but not limited to income, gross receipts, intangible, real property, excise, withholding, franchise, sales, use, employment, personal property, and other tax returns and reports, required to be filed by the Contributor under the laws of the United States and of each state or other jurisdiction in which the Contributor conducts business activities requiring the filing of tax returns or reports. All tax returns and reports filed by the Contributor are true and correct in all material respects. The Contributor has paid in full all taxes of whatever kind or nature for the periods covered by such returns. The Contributor has not been delinquent in the payment of any tax, assessment, or governmental charge or deposit and has no tax deficiency or claim outstanding, assessed, threatened, or proposed against it. The charges, accruals, and reserves for unpaid taxes on the books and records of the Contributor as of the Closing Date are sufficient in all respects for the payment of all unpaid federal, state, and local taxes of the Contributor accrued for or applicable to all periods ended on or before the Closing Date. There are no tax liens, whether imposed by the United States, any state, local, or other taxing authority, outstanding against the Contributor or any of its assets. The federal, state, and local tax returns of the Contributor have not been audited, nor has the Contributor received any notice of any federal, state, or local audit.

               (B) The Contributor represents and warrants that it has obtained from its own counsel advice regarding the tax consequences of (i) the transfer of the Contributed Assets to the Acquirer and the receipt of Units as consideration therefor, (ii) its admission as a limited partner of the Acquirer, and (iii) any other transaction contemplated by this Agreement. The Contributor further represents and warrants that it has not relied on the Acquirer or the Acquirer's representatives or counsel for such tax advice.

          (l) Bankruptcy with respect to Contributor. No Act of Bankruptcy has occurred with respect to the Contributor. As used herein, "Act of Bankruptcy" shall mean if a party hereto or any member or manager thereof shall (A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (B) admit in writing its inability to pay its debts as they become due, (C) make a general assignment for the benefit of its creditors,
(D) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), (E) be adjudicated bankrupt or insolvent, (F) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, receivership, dissolution, winding-up or composition or adjustment of debts, (G) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (H) take any entity action for the purpose of effecting any of the foregoing.

          (m) Brokerage Commission. The Contributor has not engaged the services of, any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transactions described herein on account of any action by the Contributor. The Contributor hereby agrees to indemnify and hold the Acquirer and its employees, directors, members, partners, affiliates and agents harmless against any claims, liabilities, damages or expenses arising out of a breach of the foregoing. This indemnification shall survive Closing or any termination of this Agreement.

          (n) Contractor's Warranty. The Contributor represents and warrants on behalf of itself and its parents and affiliates that all warranties and guaranties pertaining to the Project, including without limitation the general contractor's warranty for the construction of the Project which covers the leaking swimming pool, have been assigned to the Company with the consent of all parties necessary for such warranties and guaranties to remain effective in favor of the Company.

     2.3 Satisfaction of Conditions. The Acquirer hereby covenants that the Acquirer shall: (I) use commercially reasonable efforts and diligence in order to satisfy all of the conditions set forth in subsections 3.1(d), (e), and (f) and Section 3.2 hereof, and (II) cooperate and assist in the Contributor's efforts to satisfy the conditions set forth in subsection 3.1(c) hereof; and the Contributor shall not have any obligation to consummate the Closing hereunder unless and until all such conditions have been satisfied or waived by the Contributor in writing. The Contributor hereby covenants that the Contributor shall: (A) use commercially reasonable efforts and diligence in order to satisfy all of the conditions set forth in subsections 3.1(a), (b) and (c) hereof, and
(B) cooperate and assist in the Acquirer's efforts to satisfy the conditions set forth in subsections 3.1(d) and (f) and subsection 3.2(c) hereof; and the Acquirer shall not have any obligation to consummate the Closing hereunder unless and until such conditions have been satisfied or waived by the Acquirer in writing.

     2.4 Contributor's Indemnity. The Contributor agrees to indemnify and hold the Acquirer, the REIT, and their respective employees, directors, members, partners, affiliates and agents harmless of and from all liabilities, losses, damages, costs, and expenses (including reasonable attorneys' fees) which the Acquirer or the REIT may suffer or incur by reason of any breach of its representations or warranties contained in this Agreement, and by reason of any act or cause of action occurring or accruing prior to the Closing Date and arising from the ownership of the Contributed Assets prior to the Closing Date.

     2.5 Acquirer's Indemnity. The Acquirer agrees to indemnify and hold the Contributor and its employees, directors, members, partners, affiliates and agents harmless of and from all liabilities, losses, damages, costs, and expenses (including reasonable attorneys' fees) which the Contributor may suffer or incur by reason of any breach of its representations or warranties contained in this Agreement, and by reason of any act or cause of action occurring or accruing subsequent to the Closing Date and arising from the ownership or operation of the Contributed Assets or the operation of the Project subsequent to the Closing Date.

     2.6 Consent to Transfers. Pursuant to Section 5.2 of the Operating Agreement, the Contributor hereby consents to the "Transfer" (as defined in the Operating Agreement) of the Barcelo Crestline Member's membership interest in the Company to the Acquirer pursuant to a separate agreement. By its execution hereof, the Barcelo Crestline Member hereby consents to the Transfer of the Contributed Assets to the Acquirer.

                                  ARTICLE III

                       CONDITIONS PRECEDENT TO THE CLOSING

     3.1 Conditions to Acquirer's Obligations. In addition to any other conditions set forth in this Agreement, the Acquirer's obligation to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 3.1, all of which shall be conditions precedent to the Acquirer's obligations under this Agreement.

          (a) Contributor's Obligations. The Contributor shall have performed all obligations of the Contributor hereunder which are to be performed prior to Closing, and shall have delivered or caused to be delivered to the Acquirer, all of the documents and other information required of the Contributor pursuant to
Section 4.2.

          (b) Contributor's Representations and Warranties. The Contributor's representations and warranties set forth in Section 2.2 shall be true and correct as if made again on the Closing Date.

          (c) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

          (d) Third Party Consents. To the extent required by the "City Documents" or the "Franchise Documents" (as those terms are defined in the Company's Limited Liability Company Agreement dated as of February 23, 1999), the Acquirer shall have obtained the consent of the Industrial Development Authority of the City of Portsmouth and/or Marriott International, Inc. to (i) the Acquirer's acquisition of the Contributed Assets, and (ii) the lease or sublease of the Project from the Company to a wholly-controlled affiliate of the Acquirer.

          (e) Completion of IPO. The IPO shall have been completed.

          (f) Loan Payoff. The loan to the Company secured by, among other things, a deed of trust on the Project (the "Project Loan") shall be paid in full concurrently with the Closing.

     3.2 Conditions to Contributor's Obligations. In addition to any other conditions set forth in this Agreement, the Contributor's obligations to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 3.2, all of which shall be conditions precedent to the Contributor's obligations under this Agreement.

          (a) Acquirer's Obligations. The Acquirer shall have performed all obligations of the Acquirer hereunder which are to be performed prior to Closing, and shall have delivered or caused to be delivered to the Contributor, all of the documents and other information required of the Acquirer pursuant to
Section 4.3.

          (b) Acquirer's Representations and Warranties. The Acquirer's representations and warranties set forth in Section 2.1 shall be true and correct as if made again on the Closing Date.

          (c) Loan Payoff. The Project Loan shall be paid in full concurrently with the Closing.

          (d) Release by Barcelo Crestline Member. The Barcelo Crestline Member shall execute a release at Closing releasing the named obligated party(ies) from all obligations and liabilities under that certain Completion, Performance and Contingent Repayment Guaranty dated as of May 24, 1999 in favor of the Barcelo Crestline Member.

          (e) Completion of IPO. The IPO shall have been completed, including the filing with the Securities and Exchange Commission of a tax opinion customary for an IPO for a real estate investment trust, and Barcelo Crestline Corporation and/or its affiliates shall have made an aggregate equity investment in the Acquirer or the REIT of not less than Ten Million Dollars ($10,000,000).

                                   ARTICLE IV

                          CLOSING AND CLOSING DOCUMENTS

     4.1 Closing. The consummation and closing (the "Closing") of the transactions contemplated under this Agreement shall take place at the offices of the Acquirer in McLean, Virginia, or such other place as is mutually agreeable to the parties, on the date of the closing of the IPO (the "Closing Date"), or as otherwise set by agreement of the parties; provided, however, that this Agreement shall terminate and the Contributor shall retain the Initial Deposit and each Extension Payment (unless the Contributor is in default hereunder), if Closing does not occur prior to March 31, 2004.

     4.2 Contributor's Deliveries. At the Closing, the Contributor shall deliver the following to the Acquirer in addition to all other items required to be delivered to the Acquirer by the Contributor:

          (a) Assignment of Contributed Assets. The Contributor shall have executed and delivered an Assignment, in substantially the form of Exhibit A attached hereto, granting and conveying to the Acquirer good and indefeasible title to the Contributed Assets, free and clear of all liens, encumbrances, security interests, prior assignments, conditions, restrictions, claims, and other matters affecting title thereto.

          (b) Execution of Partnership Agreement. Signature pages of the Partnership Agreement (which Partnership Agreement shall be in substantially the form attached hereto as Exhibit B) duly executed by the Contributor, as limited partner.

          (c) FIRPTA Certificate. An affidavit from the Contributor certifying pursuant to Section 1445 of the Internal Revenue Code that the Contributor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code and the Income Tax Regulations promulgated thereunder).

          (d) Other Documents. Any other document or instrument reasonably requested by the Acquirer or required hereby. Without limiting the generality of the foregoing, certain individuals associated with the Contributor have served as directors and officers in the Portsmouth Conference Center Hotel Association, and such individuals shall resign and withdraw from such positions at Closing. The Contributor shall deliver the minute book, the articles of incorporation, the bylaws, a good standing certificate and the other books and records for such Association to the Acquirer at Closing.

     4.3 Acquirer's Deliveries. At the Closing, the Acquirer shall deliver the following to the Contributor:

          (a) Certificates for Units. If certificates are issued, certificates representing Units duly issued by the Acquirer in the name of the Contributor as of the Closing Date representing the Units to which the Contributor is entitled pursuant to Section 1.2 of this Agreement.

          (b) Executed Partnership Agreement. The fully executed Partnership Agreement, with the original duly executed signature of the REIT, as general partner, and original or photostatic copies of the signatures of all limited partners.

          (c) Other Documents. Any other document or instrument reasonably requested by the Contributor or required hereby, including without limitation the release required pursuant to Section 3.2(d) hereof.

     4.4 Fees and Expenses; Closing Costs. The Acquirer shall pay all fees, expenses and closing costs relating to the transactions contemplated by this Agreement; provided however, that the Contributor shall pay its own attorneys' and consultants' fees and expenses. Notwithstanding the foregoing, the Acquirer agrees to reimburse the Contributor for up to $20,000 of the Contributor's reasonable legal fees and expenses incurred in connection with the negotiation and closing of the transaction contemplated by this Agreement, and the Acquirer shall reimburse the Contributor for such fees and expenses regardless of whether the transaction actually closes unless the failure to close is due to a default by the Contributor (in which event the Acquirer's obligation to reimburse the Contributor for such fees and expenses shall terminate).

     4.5 Default Remedies. If the Closing fails to occur due to a default by the Acquirer, the Contributor shall retain the Initial Deposit and the applicable Extension Payments as the Contributor's sole and exclusive remedy for such default, and the Contributor hereby waives any right it may have to damages (compensatory, consequential or otherwise) from the Acquirer as a result of such default; provided, however, that if the closing of the IPO occurs and all of the other conditions precedent set forth in Section 3.1 hereof have been satisfied, but the Acquirer fails to consummate the Closing contemplated hereunder with the Contributor, the Contributor shall have the right to seek specific performance of this Agreement. If the Contributor defaults in performing any of the Contributor's obligations under this Agreement, the Acquirer shall have all rights and remedies available to it at law or in equity resulting from the Contributor's default, including without limitation, the right to seek specific performance of this Agreement and the Contributor's obligation to convey the Contributed Assets to the Acquirer hereunder. The parties acknowledge and agree that the failure of a condition precedent to occur, notwithstanding the good faith and commercially reasonable efforts of the applicable party, shall not be a default hereunder.

                                    ARTICLE V

                                  MISCELLANEOUS

     5.1 Notices. Any notice provided for by this Agreement and any other notice, demand, or communication required hereunder shall be in writing and either delivered in person (including by confirmed facsimile transmission) or sent by hand delivered against receipt or sent by recognized overnight delivery service or by certified or registered mail, postage prepaid, with return receipt requested. All notices shall be addressed as follows:

          Acquirer:

          c/o Highland Hospitality Corporation
          8405 Greensboro Drive, Suite 500
          McLean, VA 22102
          Attention: General Counsel
          Fax No.: (571) 382-1757

          with a copy to:

          c/o Highland Hospitality Corporation
          8405 Greensboro Drive, Suite 500
          McLean, VA 22102
          Attention: Chief Executive Officer
          Fax No.: (571) 382-1760

          Contributor:

          One Riverside, Suite 300
          4401 Northside Parkway
          Atlanta, GA 30327
          Attention: James M. Stormont, Jr.
          Fax No.: (404) 504-7809

          with a copy to:

          King & Spalding LLP
          191 Peachtree Street, N.E.
          Atlanta, GA 30303
          Attention: G. Brian Butler, Esq. or David G. Williams, Esq. Fax No.: (404) 572-5148

Any address or name specified above may be changed by a notice given by the addressee to the other party. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or receipt set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept.

     5.2 Entire Agreement; Modifications and Waivers; Cumulative Remedies. This Agreement supersedes any existing letter of intent between the parties, constitutes the entire agreement among the parties hereto and may not be modified or amended except by instrument in writing signed by the parties hereto, and no provisions or conditions may be waived other than by a writing signed by the party waiving such provisions or conditions. No delay or omission in the exercise of any right or remedy accruing to the Contributor or the Acquirer upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by the Contributor or the Acquirer of any breach of any term, covenant, or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant, or condition herein contained. All rights, powers, options, or remedies afforded to Contributor or the Acquirer either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option, or remedy shall not bar other rights, powers, options, or remedies allowed herein or by law, unless expressly provided to the contrary herein.

     5.3 Exhibits. All exhibits referred to in this Agreement and attached hereto are hereby incorporated in this Agreement by reference.

     5.4 Successors and Assigns. Except as set forth in this Article, this Agreement may not be assigned by the Acquirer or the Contributor without the prior approval of the other party hereto. This Agreement shall be binding upon, and inure to the benefit of, the Contributor, the Acquirer, and their respective legal representatives, successors, and permitted assigns.

     5.5 Article Headings. Article headings and article and Section numbers are inserted herein only as a matter of convenience and in no way define, limit, or prescribe the scope or intent of this Agreement or any part hereof and shall not be considered in interpreting or construing this Agreement.

     5.6 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Virginia, without regard to conflicts of laws principles.

     5.7 Counterparts. This Agreement may be executed in any number of counterparts and by any party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

     5.8 Survival. All representations and warranties contained in this Agreement, and all covenants and agreements contained in the Agreement which contemplate performance after the

Closing Date (including, without limitation, those covenants and agreements contained in Section 1.2 hereof) shall survive the Closing.

     5.9 Further Acts. In addition to the acts, instruments and agreements recited herein and contemplated to be performed, executed and delivered by the Acquirer and the Contributor, the Acquirer and Contributor shall perform, execute, and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, instruments, and agreements and provide such further assurances as the other parties may reasonably require to consummate the transaction contemplated hereunder.

     5.10 Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

     5.11 Attorneys' Fees. Should a party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, or to recover damages for breach of this Agreement, any non-prevailing party in any action pursued in a court of competent jurisdiction (the finality of which is not legally contested) shall pay to the prevailing party all reasonable costs, damages, and expenses, including reasonable attorneys' fees, expended or incurred in connection therewith.

     5.12 Confidentiality. The Contributor acknowledges that the matters relating to the REIT, the IPO, this Agreement, and the other documents, terms, conditions and information related thereto (collectively, the "Information") are confidential in nature. Therefore, the Contributor covenants and agrees to keep the Information confidential and will not (except as required by applicable law, regulation or legal process, and only after compliance with the provisions of this Section 5.12), without the Acquirer's prior written consent, disclose any Information in any manner whatsoever; provided, however, that the Information may be revealed only to the Contributor's key employees, legal counsel and financial advisors and to Fremont Investment and Loan, the City of Portsmouth and the Industrial Development Authority of the City of Portsmouth, each of whom shall be informed of the confidential nature of the Information and shall agree to act in accordance with the terms of this Section 5.12. In the event that the Contributor or its key employees, legal counsel or financial advisors or Fremont Investment and Loan, the City of Portsmouth or the Industrial Development Authority of the City of Portsmouth (collectively, the "Information Group") are requested pursuant to, or required by, applicable law, regulation or legal process to disclose any of the Information, the applicable member of the Information Group will notify the Acquirer promptly so that it may seek a protective order or other appropriate remedy or, in its sole discretion, waive compliance with the terms of this Section 5.12. In the event that no such protective order or other remedy is obtained, or that the Acquirer waives compliance with the terms of this Section 5.12, the applicable member of the Information Group may furnish only that portion of the Information which it is advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information. The Contributor acknowledges that remedies at law may be inadequate to protect the Acquirer or the REIT against any actual or threatened breach of this Section 5.12, and, without prejudice to any other rights and remedies otherwise available, the Contributor agrees to the granting of injunctive relief in favor of the REIT and/or the Acquirer without proof of actual damages. Notwithstanding any other express or implied agreement to the contrary, the parties agree and acknowledge that each of them and each of their employees, representatives, and other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure, except to the extent that confidentiality is reasonably necessary to comply with U.S. federal or state securities laws. For purposes of this paragraph, the terms "tax treatment" and "tax structure" have the meanings specified in Treasury Regulation section 1.6011-4(c).

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]
                     [SIGNATURES APPEAR ON FOLLOWING PAGES.]

     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the 6th day of August, 2003.

                                          CONTRIBUTOR:

                                          PORTSMOUTH HOTEL DEVELOPERS, LLC, a
                                          Georgia limited liability company


                                          By: /s/ James M. Stormont, Jr.
                                              ----------------------------------
                                          Name:   James M. Stormont, Jr.
                                          Title:  Authorized Member


                                          ACQUIRER:

                                          HIGHLAND HOSPITALITY, L.P., a Delaware
                                          limited partnership

                                          By: Highland Hospitality Corporation,
                                              its General Partner


                                              By: /s/ James L. Francis
                                                  ------------------------------
                                              Name:   James L. Francis
                                              Title:  President, CEO
                                                      and Treasurer

     The Barcelo Crestline Member executes this Agreement solely for the purpose of (a) consenting to the Contributor's Transfer of the Contributed Assets to the Acquirer, (b) agreeing to execute the release described in Section 3.2(d) hereof, and (c) acknowledging the agreements with respect to the working capital contained in Section 1.2 hereof.

                                          BARCELO CRESTLINE MEMBER:

                                          CCC CHESAPEAKE LLC, a Delaware
                                          limited liability company


                                          By: /s/ James L. Francis
                                              ----------------------------------
                                          Name:   James L. Francis
                                          Title:  President

                                    EXHIBIT A

                                   Assignment

     PORTSMOUTH HOTEL DEVELOPERS, LLC, a Georgia limited liability company ("Assignor"), for good and valuable consideration paid to the Assignor by HIGHLAND HOSPITALITY, L.P., a Delaware limited partnership ("Assignee"),
pursuant to the Contribution Agreement dated as of                , 2003, by and
                                                   ---------------
between Assignor and Assignee (the "Agreement") and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, does hereby sell, assign, transfer, convey and deliver to the Assignee, its successors and assigns, good and indefeasible title to the Contributed Assets, free and clear of all liens, encumbrances, security interests, prior assignments, conditions, restrictions, claims, and other matters affecting title thereto.

     Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be
signed by a duly authorized officer this     day of      , 200  .
                                         ---        -----     --

                                          PORTSMOUTH HOTEL DEVELOPERS, LLC, a
                                          Georgia limited liability company


                                          By:
                                              ----------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------

                                    EXHIBIT B

                              Partnership Agreement